EXHIBIT 23.1

INDEPENDENT  AUDITORS'  CONSENT

We have issued our report dated February 2, 2001, accompanying the consolidated financial statements included in the Annual Report of Century Casinos, Inc. on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in Registration Statement No. 333-13801 on Form S-8 of Century Casinos, Inc.


/s/  Grant Thornton  LLP
-----------------------------
Grant Thornton  LLP

Denver,  Colorado
March  29,  2001


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INDEPENDENT  AUDITORS'  CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-13801 on Form S-8 of Century Casinos, Inc. of our report dated March 6, 2000, appearing in this Annual Report on Form 10-KSB of Century Casinos, Inc. for the year ended December 31, 2000.


/s/  Deloitte  &  Touche  LLP
-----------------------------
Deloitte  &  Touche  LLP

Denver,  Colorado
March  29,  2001


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